UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 10, 2025
Date of Report (Date of earliest event reported)

Expro Group Holdings N.V.
(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1311 Broadfield Blvd., Suite 400 Houston, TX (Address of principal executive offices)	77084 (Zip Code)

(713) 463-9776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.06 nominal value	XPRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2025, Expro Group Holdings N.V. (the “Company”) announced the appointment by the board of directors (the “Board”) of Sergio Maiworm to serve as Chief Financial Officer, succeeding Quinn Fanning, effective June 30, 2025 (the “Effective Date”). Mr. Fanning will remain employed with the Company through a period ending July 1, 2025 (the “Separation Date”).

Appointment of Mr. Maiworm

Mr. Maiworm, age 44, most recently served as Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Talos Energy Inc., a publicly traded energy company focused on upstream exploration and production, since April 2024, and prior to that, as Senior Vice President and Chief Financial Officer since June 2023. Effective January 6, 2025, Mr. Maiworm was designated and appointed as Interim Co-President of Talos Energy serving under the Office of the Interim Chief Executive Officer until March 1, 2025. Prior to becoming Chief Financial Officer in 2023, Mr. Maiworm served as Vice President of Finance, Investor Relations and Treasurer of Talos Energy since May 2019. Mr. Maiworm joined Talos Energy in April 2018 as Director of Finance and Investor Relations. Prior to joining Talos Energy, Mr. Maiworm was an energy investment banker with Deutsche Bank from September 2015 to April 2018, where he advised clients in the E&P sector on public and private capital raisings and strategic transactions. Before Deutsche Bank, Mr. Maiworm was a Manager in the global Mergers & Acquisitions group of Shell plc based in Houston from October 2013 to September 2015. Previously, Mr. Maiworm served as a Director of Finance at ION Geophysical Corporation and spent over eight years at Transocean Ltd., where he held positions of increasing responsibility in accounting and finance in Houston, Brazil and Switzerland. Mr. Maiworm started his career in the Audit practice of Deloitte & Touche in 2004. Mr. Maiworm earned a B.S. in Business Administration from the Pontificia Universidade Catolica do Rio de Janeiro (PUC-Rio) in Brazil and an M.B.A. from the McCombs School of Business at the University of Texas at Austin. Mr. Maiworm is also a graduate of Harvard Business School’s General Management Program.

Pursuant to a letter agreement between Mr. Maiworm and the Company (the “Offer Letter”), Mr. Maiworm will be paid an annual base salary of $500,000 and will be eligible for an annual incentive bonus based on performance criteria determined by the Board or a committee thereof, with an expected target bonus opportunity equal to 100% of his base salary. For 2025, any annual incentive bonus will not be pro-rated. Mr. Maiworm will be eligible to receive, pursuant to the Company’s long-term incentive plan (“LTIP”), annual grants of equity-based incentive awards with values at grant expected to equal $1,600,000. For 2025, the annual LTIP award will have a target grant value of $935,000 and is expected to be allocated 40% among time based restricted stock units and 60% performance based restricted stock units. In addition, Mr. Maiworm will receive an initial inducement grant of restricted stock units valued at $2,500,000, which will be subject to vesting over a three-year period.

The Offer Letter provides that Mr. Maiworm will be eligible to participate in the Company’s benefit plans and programs generally available to the Company’s senior executives. In connection with his employment, Mr. Maiworm will be expected to agree to certain restrictive covenants generally applicable to other executive officers of the Company, including non-competition and non-solicitation provisions and customary non-disclosure and confidentiality provisions. He is also expected to enter into an indemnification agreement for his service as an officer, consistent with the form of indemnity agreement entered into by other executive officers and directors of the Company, as previously disclosed by the Company.

The foregoing description of the Offer Letter is qualified by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

There are no other understandings or arrangements between Mr. Maiworm and any other person pursuant to which Mr. Maiworm was selected to serve as principal financial officer, other than his employment relationship set forth above. Mr. Maiworm does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Mr. Fanning

In connection with Mr. Fanning’s separation from the Company, Mr. Fanning is expected to enter into a separation agreement (the “Separation Agreement”) with the Company, pursuant to which Mr. Fanning will receive certain severance and other benefits following the Separation Date. The payments under the Separation Agreement are contingent on Mr. Fanning’s execution and non-revocation of certain releases, which waive and release claims against the Company and related parties for any liability relating to his employment, and his compliance with certain restrictive covenants, including customary confidentiality provisions and non-competition and non-solicitation restrictions. The Separation Agreement provides that following the Separation Date, Mr. Fanning will be eligible to receive (i) a cash severance payment in the amount of $465,000, payable in ten equal monthly installments; (ii) a lump sum payment equal to $25,000 to cover health care coverage continuation costs, to be paid within 60 days of the Separation Date; (iii) his short-term incentive award for 2025 pro-rated to the Separation Date, calculated on the same basis as the Company’s other executives, with payment occurring at the same time as short-term incentive awards are paid to the Company’s other executives; (iv) reimbursement of up to $15,000 for outplacement assistance; and (v) continued vesting of his outstanding restricted stock units awarded by the Company in 2023 and 2024 and one-third of the award made in 2025, pursuant to the terms of such awards and the terms of a special vesting agreement, provided that Mr. Fanning satisfies certain restrictive covenants throughout the performance period.

The foregoing description of the Separation Agreement is qualified by reference to the full text of the Separation Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and the full text of the previously-filed award agreements evidencing certain outstanding equity awards and the full text of the Company’s previously filed U.S. Executive Retention and Severance Plan.

Item 7.01 Regulation FD Disclosure.

On June 12, 2025, the Company issued a press release announcing the leadership transition described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of the Exhibits

99.1	Press Release dated June 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expro Group Holdings N.V.

Date: June 16, 2025	By:	/s/ John McAlister
John McAlister
General Counsel and Secretary